EXHIBIT 23.1



                      [KPMG Peat Marwick Letterhead LLP]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
CVS Corporation

               We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 9, 1998 appearing and incorporated by reference in the Annual Report on Form 10-K of CVS Corporation for the year ended December 31, 1997.

               We consent to the reference to our firm under the headings "Selected Historical Consolidated Financial and Operating Data" and "Experts" in the Registration Statement on Form S-3.


/s/   KPMG PEAT MARWICK LLP
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KPMG PEAT MARWICK LLP

Providence, Rhode Island
May 6, 1998